EXHIBIT 10.5

EXECUTED VERSION
CREDIT AGREEMENT

April 29, 2020

CREDIT AGREEMENT (this “Agreement”), by and between ITT INC. (f/k/a ITT CORPORATION), an Indiana corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (together with its successors and permitted assigns, the “Lender”).

1.
Commitment. (a) Subject to the terms and conditions set forth herein, the Lender shall make revolving loans (the “Revolving Loans”) to the Company in U.S. dollars, at any time and from time to time during the period from the Effective Date to but excluding the Maturity Date (each such time, a “Funding Date”), in an amount that will not result in the aggregate principal amount at such time of all outstanding Revolving Loans exceeding ONE HUNDRED TWENTY FIVE MILLION DOLLARS ($125,000,000.00) (such amount, the “Commitment”), as the Company may request by delivery of a borrowing notice pursuant to Section 5 hereof. Within the foregoing limits, the Company may borrow, pay or prepay and reborrow Revolving Loans hereunder, on and after the Effective Date, subject to the terms, conditions and limitations set forth herein.

(b)    The Commitment shall automatically terminate on the Maturity Date. Upon at least three (3) Business Days’ prior irrevocable written notice to the Lender, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Lender’s Commitment to make Revolving Loans; provided, however, that (i) each partial reduction of such Commitment shall be in an integral multiple of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce such Commitment to an amount that is less than the Lender’s Credit Exposure.

2.
Maturity; Application of Payments. The Company shall repay to the Lender on the date that is three hundred sixty-four (364) days after the Effective Date or, if such date is not a Business Day (defined below), on the immediately preceding Business Day (or such earlier date if such amounts have been declared or automatically have become due and payable as provided hereunder) (such date, as may be extended from time to time as provided below, the “Maturity Date”), the aggregate principal amount of the Revolving Loans outstanding on such date (together with any unpaid accrued interest thereon). Whenever any payment (other than on the Maturity Date and including principal of or interest on the Revolving Loans) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable. All sums received by the Lender from the Company shall be applied (A) first, to payment of accrued and unpaid fees, indemnities and expenses due to the Lender in accordance with the terms of this Agreement; (B) second, to payment of accrued and unpaid interest due to the Lender hereunder; and (C) third, to payment of the outstanding principal amount. The Company shall make all payments required hereunder not later than 12:00 p.m., New York City time, on the date of payment by wire transfer in immediately available funds in U.S. dollars to the Payment Office. For purposes hereof, the “Payment Office” means:

US Bank NA
ABA#	[_________]
A/C #	[_________]
Name:	[_________]
The initial Maturity Date under this Agreement (and with respect to the related Note (defined below)) may be extended by an additional three hundred sixty-four (364) days with the written consent of the

Lender (acting in its sole discretion). The obligation of the Lender to make Revolving Loans shall automatically terminate on the Maturity Date.

3.
Prepayment. The Company may, at any time or from time to time, voluntarily prepay Revolving Loans on any Business Day upon irrevocable written notice to the Lender on or prior to the date of such prepayment, in whole or in part without premium, penalty, or termination fee (subject to payment of any breakage costs as provided in Section 2.16 of the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 25, 2014, as amended through the Third Amendment dated as of November 5, 2019, and as amended from time to time, subject to clause (v) of the last paragraph of Section 8 hereof (the “Syndicated Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as incorporated by reference in this Agreement in conformity with Section 8 of this Agreement and which constitutes an Incorporated Term (defined below)).

4.
Interest. (a) Subject to Section 6, interest on any ABR Loans (defined below) shall be due and payable in arrears on the last day of each March, June, September and December and on the Maturity Date. Interest on any LIBOR Loans (defined below) shall be due and payable in arrears on the last day of the Interest Period (defined below) applicable to such Revolving Loans and on the Maturity Date; provided, however, that if any Interest Period for Revolving Loans exceeds three (3) months, interest with respect to such Revolving Loans shall be due and payable on each day that would have been the last day of the Interest Period for such Revolving Loans had successive Interest Periods of three months’ duration been applicable. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any insolvency or bankruptcy proceeding.

Interest shall accrue on the unpaid principal balance of the Revolving Loans from (and including) the relevant Funding Date, at the Company’s election, either (a) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such portion of the Revolving Loans plus the Applicable Percentage (computed on the basis of the actual number of days elapsed over a year of 360 day) or (b) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods).
As used herein, the following definitions have the meanings specified below:
“ABR Loans” means Revolving Loans bearing interest at the Alternate Base Rate.
“Adjusted LIBO Rate” means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate .
“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum; provided that if such rate shall be less than 1%, such rate shall be deemed to be 1%. For purposes hereof, “Prime Rate” means a rate per annum equal to the prime rate announced by the Lender from time to time, changing as and when such rate changes; it being understood that the Prime Rate is not necessarily the lowest rate charged to any customer); “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Lender, of the quotations for the day of such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for dollar deposits in the London interbank market (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Lender from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted LIBO Rate, respectively.
“Applicable Percentage” means (a) 1.45% in the case of LIBOR Loans and (b) 0.45% in the case of ABR Loans.
“Interest Period” means, as to LIBOR Loans, the period commencing on the date that such Revolving Loans are disbursed or converted to or continued as LIBOR Loans or on the last day of the immediately preceding Interest Period applicable to such portion, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interpolated Screen Rate” means a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of 11:00 a.m., London time on the day two (2) Business Days prior to the first day of such Interest Period.
“LIBO Rate” means, with respect to Revolving Loans for any Interest Period, the applicable Screen Rate as of 11:00 a.m., London time on the day two (2) Business Days prior to the first day of such Interest Period.
“LIBOR Loans” means Revolving Loans bearing interest at the Adjusted LIBO Rate.
“Screen Rate” means, in respect of the LIBO Rate for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Lender from time to time in its reasonable discretion); provided that if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall for all purposes of this Agreement be zero. If no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board to which the Lender is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
(b)     LIBOR Replacement. Notwithstanding the provisions of the subsection (a) above and any provision of the Syndicated Credit Agreement with respect to the replacement of the LIBO Rate, the following provisions shall govern the replacement of the LIBO Rate and related definitions:
The interest rates on the Revolving Loans are determined by reference to the Adjusted LIBO Rate and the Alternate Base Rate, which are derived from LIBOR. Section 4(b)(2) below provides a mechanism for determining an alternative rate of interest if LIBOR is no longer available or in the other circumstances set forth in Section 4(b)(2). The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definitions of Adjusted LIBO Rate and Alternate Base Rate (to the extent derived from LIBOR) or with respect to any alternative or successor rates thereto, or replacement rates thereof, including without limitation whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 4(b)(2), will have the same value as, or be economically equivalent to, the Adjusted LIBO Rate and Alternate Base Rate, as applicable.
(1)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Lender determines (which determination shall be conclusive absent manifest error) that:
(i)deposits of a type and maturity appropriate to match fund the Revolving Loans are not available to the Lender in the relevant market, or
(ii)the interest rate applicable to Revolving Loans for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining the Revolving Loans in such portions, then the Lender shall suspend the availability of LIBOR Loans and require any affected Revolving Loans to be repaid or converted to ABR Loans, subject to the payment of any funding indemnification amounts required by Section 2.16 of the Syndicated Credit Agreement as incorporated herein by reference.
(2)Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, if the Lender determines (which determination shall be conclusive absent manifest error) that any one or more of the following (each, a “Benchmark Transition Event”) has occurred:
(i)the circumstances set forth in Section 4(b)(1)(ii) have arisen (including, without limitation, a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR described in clause (ii) of this Section 4(b)(2)

announcing that LIBOR is no longer representative) and such circumstances are unlikely to be temporary;
(ii)ICE Benchmark Administration (or any Person that has taken over the administration of LIBOR for deposits in U.S. dollars that is acceptable to the Lender) discontinues its administration and publication of LIBOR for deposits in U.S. dollars;
(iii)a public statement or publication of information by or on behalf of the administrator of LIBOR described in clause (ii) of this Section 4(b)(2) announcing that such administrator has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement, there is no successor administrator that is acceptable to the Lender that will continue to provide LIBOR after such specified date;
(iv) a public statement by the supervisor for the administrator of LIBOR described in clause (ii) of this Section 4(b)(2), the U.S. Federal Reserve System, an insolvency official with jurisdiction over such administrator for LIBOR, a resolution authority with jurisdiction over such administrator for LIBOR; or a court or an entity with similar insolvency or resolution authority over such administrator for LIBOR, which states that such administrator of LIBOR has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement or publication, there is no successor administrator that is acceptable to the Lender that will continue to provide LIBOR after such specified date; or
(v)U.S. syndicated or bilateral credit facilities denominated in U.S. dollars are being broadly executed or amended, as the case may be, to incorporate or adopt a new benchmark interest rate to replace LIBOR for deposits in U.S. dollars, then the Lender may amend this Agreement to replace the LIBOR with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 18, any such amendment with respect to a Benchmark Transition Event will become effective without any further action or consent of the Company at 5:00 p.m. (New York City time) on the fifth Business Day after the Lender has provided such proposed amendment to the Company. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4(b)(2) will occur prior to the date set forth in the applicable amendment.
In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Company.
The Lender will promptly notify the Company of (i) any occurrence of a Benchmark Transition Event (other than pursuant to clause (v) of this Section 4(b)(2)), (ii) the implementation of any Benchmark Replacement, and (iii) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 4(b)(2), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in the Lender’s sole discretion and without consent from the Company, except, in each case, as expressly required pursuant to this Section 4(b)(2); provided, however, that the Lender shall convert Revolving Loans (or any part thereof at the Adjusted LIBO Rate) to the ABR Loans upon written notice by the Company at any time before 4:00 p.m. (New York City time) of the fifth Business Day after the Lender has provided any proposed amendment to the Company with respect to the replacement of the LIBOR with a Benchmark Replacement.

Upon notice to the Company by the Lender in accordance with Section 13 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 4(b)(2), (y) any request pursuant to Section 4(a) that requests the conversion of any of the Revolving Loans to, or continuation of any of the Revolving Loans as, LIBOR Loans may be revoked by the Company and if not revoked shall be ineffective and any such Revolving Loans shall be continued as or converted to, as the case may be, ABR Loans, and (z) if any request pursuant to Section 4(a) requests a borrowing of any LIBOR Loans, such request may be revoked by the Company and if not revoked such borrowing shall be made as ABR Loans.
As used herein, the following definitions have the meanings specified below:
“Benchmark Replacement” means the sum of: (a) an alternate benchmark rate that has been selected by the Lender giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. syndicated or bilateral credit facilities denominated in U.S. dollars that are substantially similar to the credit facilities under this Agreement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement under this Agreement of LIBOR with an alternative benchmark rate, for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate at such time for U.S. syndicated or bilateral credit facilities denominated in dollars that are substantially similar to the credit facilities under this Agreement, which adjustment or method for calculating or determining such spread adjustment pursuant to clause (b) is published on an information service as selected by the Lender from time to time and as may be updated periodically.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with then-prevailing market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to LIBOR:
(a)in the case of clauses (ii), (iii) or (iv) of Section 4(b)(2), the later of:
(i)    the date of the public statement or publication of information referenced therein and

(ii)the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR;
(b)in the case of clause (i) of Section 4(b)(2), the earlier of
(i)    the date of the public statement or publication of information referenced therein; and
(ii)the date specified by the Lender by notice to the Company; and
(c)in the case of clause (v) of Section 4(b)(2), the date specified by the Lender by notice to the Company.
“Benchmark Transition Event” is defined in Section 4(b)(2).
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced hereunder with a Benchmark Replacement, the period (y) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Loan Documents in accordance with Section 4(b)(2) and (z) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Loan Documents pursuant to Section 4(b)(2).
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source.
“LIBOR” means the London interbank offered rate (including the LIBO Rate as defined herein).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

5.
Borrowing & Interest Selection Procedures. Each advance of Revolving Loans shall be made upon the Company’s irrevocable notice to the Lender, which written notice (including by means of email to each of the email addresses with respect to the Lender set forth below), substantially in the form of Exhibit B hereto, must be received by the Lender not later than (a) 10:00 a.m., New York City time, two (2) Business Days prior to the requested date of any borrowing of LIBOR Loans or (b) 2:00 p.m. New York City time, on the requested date of any borrowing of ABR Loans. If the Company has not made any election as to whether the requested borrowing shall bear interest at the Adjusted LIBO Rate or the Alternate Base Rate, then such requested borrowing shall bear interest at the Adjusted LIBO Rate. If no Interest Period with respect to any requested borrowing at the Adjusted LIBO Rate is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Each conversion of any Revolving Loans to LIBOR Loans and each change of Interest Period for any LIBOR Loans shall be made upon the Company’s irrevocable notice to the Lender, which may be given by (i) telephone or (ii) in writing (including by means of email to each of the email addresses with respect to the Lender set forth below); provided that any telephonic notice must be confirmed immediately by delivery to the Lender of written notice (including by means of email to each of the email addresses with respect to the Lender set forth below). Each such written notice must be received by the Lender not later than (i)  10:00 a.m., New York City time, two (2) Business Days prior to the requested date of any conversion to or continuation of, any LIBOR Loans or (ii) 2:00 p.m., New York City time, on the requested date of any conversion of any ABR Loans. For the avoidance of doubt, in the absence of delivery of a notice of conversion or change as provided above, (i) LIBOR Loans with any Interest Period shall be continued as LIBOR Loans with the same Interest Period and (ii) ABR

Loans shall be continued as ABR Loans. Each borrowing, conversion, or continuation of Revolving Loans pursuant to this section are subject to the following:

(a)
if less than all the outstanding principal amount of any borrowing of (i) LIBOR Loans shall be converted or continued, the aggregate principal amount of such borrowing converted or continued shall be in an minimum of $5,000,000 and integral multiples of $1,000,000 in excess thereof, and (ii) ABR Loans shall be converted or continued, the aggregate principal amount of such borrowing converted or continued shall be in an minimum of $1,000,000 and integral multiples of $500,000 in excess thereof;

(b)	accrued interest on any Revolving Loan (or portion thereof) being converted shall be paid by the Company at the time of conversion;

(c)
if any LIBOR Loan is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay, upon demand, any amounts due to the Lender pursuant to Section 2.16 of the Syndicated Credit Agreement;

(d)	any portion of a Revolving Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan;

(e)
any portion of a LIBOR Loan which cannot be continued as a LIBOR Loan by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such LIBOR Loan into an ABR Loan;

(f)	no Interest Period may be selected for any borrowing of LIBOR Loans that would end later than the Maturity Date;

(g)	no Revolving Loan may be converted into a Revolving Loan denominated in a different currency;

(h)
at any time when there shall have occurred and be continuing any Default or Event of Default, if the Lender shall so notify the Company, no Revolving Loan may be converted into or continued as a LIBOR Loan; and

(i)	at no time shall there be more than ten (10) LIBOR Loans outstanding.

6.
Default Interest. If the Company shall default in the payment of the principal of or interest on any portion of the Revolving Loans or any other amount becoming due hereunder, whether at scheduled maturity, by notice of prepayment, by acceleration or otherwise, the Company shall on demand from time to time from the Lender pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 4)) equal to (i) in the case of overdue principal of any portion of the Revolving Loans, 2.00% per annum plus the rate otherwise applicable to such Revolving Loans as provided in Section 4 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in Section 4. If at any time when there shall have occurred and be continuing any Default or Event of Default, if the Lender shall so notify the Company, no Revolving Loans may be converted into or continued as LIBOR Loans.

7.
Facility Fee. The Company agrees to pay to the Lender on each March 31, June 30, September 30 and December 31 (with the first payment being due on June 30, 2020) and on each date on which the Commitment of the Lender to make Revolving Loans shall be terminated as provided herein (and any subsequent date on which such Lender shall cease to have any outstanding Revolving Loans (any amount thereof that is outstanding, the “Credit Exposure”)), a facility fee (the “Facility Fee”), at a rate per annum equal to 0.30% of the amount of the Commitment, whether used or unused, during the preceding quarter (or other period commencing on the Effective Date, or ending with the Maturity Date or any date on which the Commitment of the Lender shall be terminated), or, if the Lender continues to have any Credit Exposure after its Commitment terminates, on the daily amount of the Lender’s Credit Exposure. The Facility Fee shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, and payable in arrears. The Facility Fee due to the Lender shall commence to accrue on the Effective Date and shall cease to accrue upon any date on which the Commitment of the Lender to make Revolving Loans shall be terminated or, if the Lender continues to have any Credit Exposure after its Commitment terminates, on the date that the Lender ceases to have any Credit Exposure. Notwithstanding any provision of this Agreement to the contrary, if the Lender becomes a Defaulting Lender, then the Facility Fee shall cease to accrue on the unfunded portion of the aggregate amount of its Commitment hereunder. The Facility Fee shall be paid in arrears in U.S. dollars on the dates due, in immediately available funds. Once paid, the Facility Fee shall not be refundable under any circumstances in the absence of demonstrable error. The Lender shall become a “Defaulting Lender” hereunder once it (a) has failed, within three Business Days of the date required to be funded or paid, to fund any portion of its Revolving Loans, unless such Lender notifies the Company in writing that such failure is the result of the Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on the Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after written request by the Company made in good faith to provide a certification in writing from an authorized officer of the Lender that it will comply with its obligations to fund prospective Revolving Loans, unless the Lender has notified the Company in writing that such failure is the result of the Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company’s receipt of such certification in form and substance reasonably satisfactory to it, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

8.
Incorporated Terms. The terms “Affiliate”, “Board”, “Business Day”, “Default”, “Events of Default”, “Financial Officer”, and “Person” (collectively, the “Incorporated Defined Terms”), the representations and warranties contained in Article III (Representations and Warranties) of the Syndicated Credit Agreement (the “Incorporated Representations”), the covenants contained in Article V (Affirmative Covenants) and Article VI (Negative Covenants) of the Syndicated Credit Agreement (collectively, the “Incorporated Covenants”), the events of default contained in Article VII (Events of Default) of the Syndicated Credit Agreement (the “Incorporated Events of Default”, it being understood and agreed that an Event of Default that has occurred under the Syndicated Credit Agreement shall constitute an Incorporated Event of Default hereunder), Section 1.02 (Terms Generally), Section 1.03 (Accounting Terms; GAAP), Section 1.04 (Classification of Loans and Borrowings), Section 1.07 (Divisions), Section 2.14 (Reserve Requirements; Change in Circumstances), Section 2.15 (Change in Legality), Section 2.16 (Indemnity), Section 2.20 (Taxes), Section 2.21 (Duty to Mitigate; Assignment of Commitments Under Certain Circumstances); Section 10.02 (Survival of Agreement), Section 10.05 (Expenses; Indemnity), Section 10.17 (USA PATRIOT Act), Section 10.19 (Non-Public Information), Section 10.20 (Release of Subsidiary Guarantees), Section 10.21 (Permitted Reorganization), Section 10.22 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) and Section 10.23 (Acknowledgment Regarding any Supported QFCs) of the Syndicated Credit Agreement (collectively, the “Incorporated Miscellaneous Provisions”) and all other relevant provisions of the Syndicated Credit Agreement related thereto, including, without limitation, the defined terms and schedules contained in the Syndicated Credit Agreement which are used in the Incorporated Representations, the Incorporated Covenants, the Incorporated Events of Default and the Incorporated Miscellaneous Provisions (such related provisions, together with the Incorporated Defined Terms, the Incorporated Representations, the Incorporated Covenants, the Incorporated Events of Default and the Incorporated Miscellaneous Provisions collectively, the “Incorporated Terms”), and including all exhibits, schedules and defined terms referred to in the Incorporated Terms, are incorporated herein by reference as if set forth in full herein and shall, consistent with (and not in limitation of) the concept of mutatis mutandis, be made with appropriate substitutions and adjustments or modifications as necessary to maintain the substance of the provisions contained therein, including, without limitation, the following:

(a)
all references to “Agreement” or “hereunder” or the like shall be deemed to be references to this Agreement, and all references to “Loan Documents” shall be deemed to be references to this Agreement, the Amended and Restated Fee Letter, the Note, and any amendments, modifications or waivers of the foregoing;

(b)	all references to “Company” or “Borrowers” or “Loan Party” or the like shall be deemed to be references to the Company;

(c)
all references to “Administrative Agent”, “Agent”, “Lenders”, “Required Lenders”, “Lead Arrangers”, “Joint Bookrunner”, “Issuing Bank”, and “Swingline Lenders” shall be deemed to be references to the Lender (except that (i) all references to “Administrative Agent” and “Agent” shall be deemed to be references to the Company if the “Lenders” as defined under the Syndicated Credit Agreement are to deliver notice or another deliverable to such Administrative Agent or Agent which notice or deliverable shall be delivered to the “Company” as defined under the Syndicated Credit Agreement or otherwise trigger or create obligations vis-a-vis the Lenders and the Company and (ii) all references to “Administrative Agent” and “Lenders” in Section 3.05(a) of the Syndicated Credit Agreement shall be deemed to be references to the “Administrative Agent” and “Lenders” each as defined in the Syndicated Credit Agreement);

(d)
all references to “Event of Default” shall be deemed to be references to Events of Default under Section 12 hereof, and all references to “Default” or “Event of Default” shall only apply with respect to the Company;

(e)	all references to “Loans” or “Borrowings” or the like shall be deemed to be references to Revolving Loans; and

(f)	the reference to the fiscal year ended December 31, 2013 in Section 3.05(b) shall be deemed to reference the fiscal year ended December 31, 2019.
The Company acknowledges and agrees that from the Effective Date and thereafter until the later of (i) the Maturity Date and (ii) the date on which the principal of the Revolving Loans and all accrued and unpaid interest thereon and fees hereunder (other than contingent indemnification and expense reimbursement obligations in each case not yet due and payable and for which no claim has been made), have been paid in full in cash, the Incorporated Terms shall be as binding on the Company on as if set forth fully herein. Notwithstanding anything to the contrary contained in this Agreement, it is agreed and understood that (i) the Incorporated Representations contained in Sections 3.05(b) and 3.06(a) of the Syndicated Credit Agreement will only be made as of the Effective Date, to the extent set forth in Section 9 hereof, (ii) all Indebtedness and Liens incurred or outstanding under the Syndicated Credit Agreement shall be permitted without restriction at all times by this Agreement notwithstanding Section 6.01 (Priority Indebtedness) and Section 6.02 (Liens) of the Syndicated Credit Agreement, as such sections are incorporated hereunder as Incorporated Terms hereunder, (iii) any restrictions on Indebtedness, Liens and guarantees that are no more onerous than the restrictions in the Syndicated Credit Agreement shall be permitted without restriction at all times by this Agreement notwithstanding Section 6.05 (Restrictive Agreements) of the Syndicated Credit Agreement, as such section is incorporated hereunder as Incorporated Terms hereunder, (iv) for the avoidance of doubt, the Incorporated Terms shall run in favor of the Lender (rather than the Administrative Agent and lenders and other parties under the Syndicated Credit Agreement as literally provided in the Syndicated Credit Agreement), (v) any amendment, waiver or modification under the Syndicated Credit Agreement that has become effective pursuant to the terms of the Syndicated Credit Agreement that amends, supplements or otherwise modifies any of the Incorporated Terms after the Effective Date shall be given effect for purposes of any such Incorporated Terms under this Agreement and the Loan Documents if either (aa) the Lender approves such amendment, waiver or modification in its capacity as a Lender under the Syndicated Credit Agreement or (bb) the Lender acknowledges and agrees that such amendment, waiver or modification is given effect with respect to the Incorporated Terms for purposes of this Agreement and the other Loan Documents; (vi) in the event that the Lender ceases to be a lender under the Syndicated Credit Agreement, or the Syndicated Credit Agreement is terminated for any reason, or if the Syndicated Credit Agreement is amended, restated, supplemented, modified, waived, refinanced, repaid, terminated or replaced by another credit agreement, the term “Syndicated Credit Agreement” as used herein for purposes of incorporating the provisions thereunder to be Incorporated Terms hereunder (but not for other purposes) shall be deemed to refer to the Syndicated Credit Agreement as in effect on the Effective Date after giving effect to clause (v) above, notwithstanding the Lender ceasing to be a lender under the Syndicated Credit Agreement or such amendment, restatement, supplement, modification, waiver, refinancing, repayment, termination or replacement, as applicable, in each case with all such provisions thereof remaining in effect for purposes of this Agreement; and (vii) capitalized terms used in the Incorporated Terms that are defined in both the Syndicated Credit Agreement and this Agreement shall have the meanings assigned to such terms in this Agreement unless otherwise indicated herein. The Company and the Lender acknowledge and agree that the covenants made by the Company in this paragraph, and all Events of Default to which it is subject under this Agreement, are subject to all applicable cure and grace periods expressly provided for in the Syndicated Credit Agreement. Any financial statements, certificates or other documents delivered under the Syndicated Credit Agreement shall be deemed delivered to the Lender hereunder; provided that (x) the requirement to deliver any such financial statements, certificates and other documents required to be delivered by the covenants and agreements so incorporated herein by reference shall survive any termination, cancellation, discharge or replacement of the Syndicated Credit Agreement (or any amendment, waiver or modification thereof) and (y) if the Lender is not a lender under the Syndicated Credit Agreement, the Company shall cause all such financial statements, certificates and other documents to be delivered to the Lender (unless filed with the Securities and Exchange Commission or otherwise filed for public disclosure).

9.
Equal and Ratable Treatment. (a) If any Subsidiary of the Company guarantees any obligations of the Company under (i) the Syndicated Credit Agreement or (ii) that certain credit agreement, dated on or around the date hereof, between the Company and BNP Paribas (the “BNP Agreement”) then the Company shall cause such Subsidiary to become a guarantor under this Agreement pursuant to a guarantee agreement that is substantially the same (mutatis mutandis). (b) If the Company or any of its Subsidiaries grants any Liens with respect to its obligations under (i) the Syndicated Credit Agreement or (ii) the BNP Agreement, then the Company shall grant, or cause such Subsidiary to grant, the Lender an equal and ratable Lien securing the Obligations.

10.
Closing Conditions. This Agreement (and the obligation of the Lender to make Revolving Loans hereunder) shall become effective on the date hereof upon receipt by the Lender or waiver of each of the following items (the “Effective Date”):

(a)    (i) a counterpart of this Agreement from each of the Company and the Lender and (ii) a revolving promissory note evidencing the Revolving Loans, substantially in the form of Exhibit A attached hereto (the “Note”), signed by the Company;

(b)    a favorable written opinion of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, and (ii) in-house counsel of the Company, each dated the Effective Date and addressed to the Lender and satisfactory to the Lender (it being understood that an opinion substantially similar to the opinions delivered in connection with the closing of the Syndicated Credit Agreement shall be deemed satisfactory to the Lender);

(c)    (i) a copy of the certificate of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the existence of the Company as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated as of the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Loan Documents and, in respect of the Company, the borrowing hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of existence furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Company; and (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above;
(d)     a certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming that (i) the Incorporated Representations are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date and (ii) no Event of Default or Default shall have occurred and be continuing as of the Effective Date and immediately after the funding of Revolving Loans, if any, to be made on the Effective Date;
(e)    all fees and other amounts due and payable for the Lender’s account on or prior to the Effective Date, in each case in accordance with and pursuant to the Amended and Restated Fee Letter; and
(f)    all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

11.	Funding Conditions. The obligations of the Lender to make Revolving Loans on any Funding Date is subject to receipt by the Lender or waiver of the following items:
(a)     a certification, dated the Funding Date and signed by a Financial Officer of the Company, which may be provided in the notice of borrowing required by clause (b) below, confirming that (i) the Incorporated Representations (other than Sections 3.05(b) and 3.06(a) of the Syndicated Credit Agreement incorporated hereto) are true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date and (ii) no Event of Default or Default shall have occurred and be continuing as of the Funding Date or immediately after such borrowing; and
(b)     by no later than the applicable date and time required for notices of borrowing set forth above in Section 5, a request for Revolving Loans with disbursement instructions attached thereto substantially in the form of Exhibit B hereto.

12.
Event of Default. Upon the occurrence and during the continuance of any Event of Default (except for an Event of Default described in paragraph (g) or (h) of Article VII of the Syndicated Credit Agreement), upon notice by the Lender to the Company, the Lender may declare the Revolving Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company accrued hereunder, shall become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding; and, in the case of any Event of Default described in paragraph (g) or (h) of Article VII of the Syndicated Credit Agreement (as incorporated by reference in this Agreement), the principal of the Revolving Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

13.
Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) shall be in writing (unless expressly permitted in this Agreement to be given by telephone) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or by electronic communication. Notices also may be given in any manner to which the parties may separately agree.  Without limiting the foregoing, first-class mail, email, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices; provided that Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax and electronic communications shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth below or to such other address as any party may give to the other for such purpose in accordance with this paragraph:

To the Company:	ITT INC. 1133 Westchester Avenue White Plains, New York 10604 Attention: Thomas Scalera, Chief Financial Officer Fax No.: 914-696-2960 E-mail: thomas.scalera@itt.com
To the Lender:	U.S. BANK NATIONAL ASSOCIATION Three Bryant Park New York, NY 10036 Attention: Andrew Armour, Vice President Fax No.: (917) 256-2830 E-mail: andrew.armour@usbank.com
With copies to:
NCB.Northeast@usbank.com;
CommercialCustServicecincinnati1@usbank.com; and

U.S. BANK NATIONAL ASSOCIATION
425 Walnut Street, 8th Floor
Cincinnati, OH 45202
Attention: Kenneth R. Fieler, Vice President
Fax No.: (513) 632-2068
Email: kenneth.fieler@usbank.com

14.	Expenses; Indemnity. Section 10.05 (Expenses; Indemnity) of the Syndicated Credit Agreement is incorporated by reference in this Agreement in conformity with Section 8 of this Agreement.

15.
Right of Setoff. In addition to any rights and remedies of the Lender provided by law, if an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or obligations of the Company now or hereafter existing under any Loan Document held by the Lender, irrespective of whether or not the Lender shall have made any demand thereunder and although such obligations may be unmatured. The Lender agrees promptly to notify the Company after any such setoff and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

16.
Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

17.
Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Company and the Lender shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

18.
Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic means (including, without limitation, “pdf” or DocuSign). Delivery by telecopier or other electronic means (including, without limitation, “pdf” or DocuSign) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

19.
Waivers; Amendment. No provision of this Agreement or any other Loan Document may be waived, amended, supplemented or modified, except by a written instrument executed by the Company and the Lender. This Agreement and the other Loan Documents and that certain Amended and Restated Fee Letter, dated April 20, 2020 between the Company and the Lender (the “Amended and Restated Fee Letter”) together embody the entire agreement and understanding among the Company and the Lender with respect to the Revolving Loans and the specific matters hereof and supersede all prior agreements and understandings relating to the specific matters hereof.

20.
JURISDICTION; FORUM; CONSENT TO SERVICE OF PROCESS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

The Company and the Lender each hereby irrevocably and unconditionally: (a) submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment in respect hereof or thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court; (b) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any New York state or federal court; (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; (e) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth above or to such other address of which the Company or the Lender, as applicable, shall have notified the other party in writing; and (f) agrees that nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

21.
WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

22.
No Fiduciary Relationship. The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Lender, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Lender, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

23.
Acknowledgment; Syndicated Credit Agreement. The Company and the Lender acknowledge that the Lender is currently a lender under the Syndicated Credit Agreement, and the Company’s and the Lender’s (and each of their Affiliates’, respectively) rights and obligations under any other agreement between the Company and the Lender (or any of their Affiliates, respectively) (including the Syndicated Credit Agreement) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Agreement and the other Loan Documents, and none of such rights and obligations under such other agreements shall be affected by the Lender’s performance or lack of performance of services hereunder. Notwithstanding any other provision of this Agreement or any other Loan Document, the terms of this paragraph shall survive repayment of the Revolving Loans and all other amounts payable hereunder and the expiration or termination of this Agreement for any reason whatsoever.

24.
Binding Effect. This Agreement shall become effective on the Effective Date and when it shall have been executed by the Company and the Lender and when the Lender shall have received copies of this Agreement (telecopied or otherwise), and thereafter shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and permitted assigns. The Company shall not assign any rights hereunder or any interest herein without the prior consent of the Lender.

25.
Successors and Assigns. The Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Revolving Loans at the time owing to it); provided, however, that (i) such assignment shall be subject to the prior written consent (not to be unreasonably withheld or delayed) of the Company, unless (x) the assignee in such assignment is a “Lender” (as defined in the Syndicated Credit Agreement), an Affiliate of the Lender or a “Lender” (as defined in the Syndicated Credit Agreement), or an Approved Fund, or (y) an Event of Default has occurred and is continuing; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within ten (10) Business Days after having received notice thereof, (ii) the portion of the Revolving Loans assigned (determined as of the initial date of each assignment with respect to such assignment) shall not be less than $5,000,000, except in the event that the amount of the Revolving Loans of such assigning Lender remaining after such assignment shall be zero or if such assignee is a “Lender” (as defined in the Syndicated Credit Agreement), an Affiliate of the Lender or a “Lender” (as defined in the Syndicated Credit Agreement), or an Approved Fund, and (iii) no assignment shall be made to a prospective assignee that bears a relationship to the Company described in Section 108(e)(4) of the Internal Revenue Code of 1986, as the same may be amended from time to time, and the Treasury regulations promulgated thereunder (the “Code”) without the prior written consent of the Company in its sole discretion. From and after the effective date of any assignment of any portion of the Revolving Loans or portion thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and assume the obligations of the Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment, be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 10.05 of the Syndicated Credit Agreement incorporated in this Agreement as Incorporated Miscellaneous Provisions)). As used herein, (a) “Eligible Assignee” means (i) a “Lender” (as defined in the Syndicated Credit Agreement), (ii) an Affiliate of the Lender or a “Lender” (as defined in the Syndicated Credit Agreement), (iii) an Approved Fund and (iv) any other Person, other than, in each case, a natural person, the Company or any Affiliate of the Company and (b) “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (i) the Lender or a “Lender” (as defined in the Syndicated Credit Agreement), (ii) an Affiliate of the Lender or a “Lender” (as defined in the Syndicated Credit Agreement) or (iii) an entity or an Affiliate of an entity that administers or manages the Lender or a “Lender” (as defined in the Syndicated Credit Agreement).

The Lender may at any time, without the consent of, or notice to, the Company, sell participations to any Person (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Revolving Loans); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Company for the performance of such obligations, (iii) the Company shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement, and (iv) no participation shall be made to a prospective Participant that bears a relationship to the Company described in Section 108(e)(4) of the Code without the prior written consent of the Company in its sole discretion. The Company agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.16 and 2.20 of the Syndicated Credit Agreement (as incorporated by reference in this Agreement) (subject to the requirements and limitations therein) to the same extent as if it were a Lender; provided that such Participant shall not be entitled to receive any greater payment under Sections 2.14, 2.16 or 2.20 of the Syndicated Credit Agreement (as incorporated by reference in this Agreement), with respect to any participation, than its participating Lender would have been entitled to receive. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of this Section 25 as though it were a Lender; provided, however, that such Participant shall assume the obligations of the Lender hereunder, as applicable. Notwithstanding any of the foregoing, in no event shall the Lender agree with any Participant to take or refrain from taking any action hereunder except that the Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of the Lender’s Commitment to make Revolving Loans, or extend the time or waive any requirement for the reduction or termination, of the Lender’s Commitment to make Revolving Loans, (ii) extend the date fixed for the payment of principal of or interest on the related Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal or (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.

The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

The Lender shall maintain a register (the “Register”) for the recordation of (i) the names and addresses of any assignee or Participant of all or any portion of the Lender’s rights and/or obligations under this Agreement and the other Loan Documents, including the principal amount (and stated interest) owing to such assignee or Participant. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company and the Lender shall treat each person whose name is recorded in the Register as the owner of the rights and/or obligations recorded therein for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice. This paragraph shall be construed so that this Agreement and the other Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

26.
Document Imaging and Electronic Transactions. The Company hereby acknowledges the receipt of a copy of the Agreement and all other Loan Documents. The Lender may, on behalf of the Company, create a microfilm or optical disk or other electronic image of the Agreement and any or all of the Loan Documents. The Lender may store each such electronic image in its electronic form and then destroy the paper original as part of the Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity, and enforceability as the paper original.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Lender have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

ITT INC.,
an Indiana corporation,
as Company
By: /s/ Michael Savinelli
Name: Michael Savinelli
Title: Vice President, Chief Tax Officer,
Treasurer and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:    /s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

EXHIBIT A

[Form of Promissory Note]

Promissory Note

[Date]

FOR VALUE RECEIVED, ITT INC., an Indiana corporation (the “Borrower”), hereby promises to pay to U.S. BANK NATIONAL ASSOCIATION, or its successors and permitted assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under that certain Credit Agreement, dated as of April 29, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and between the Borrower and the Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans made by the Lender from the Effective Date until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Lender in U.S. dollars in immediately available funds to the Payment Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Promissory Note (this “Note”) is the revolving promissory note referred to in the Credit Agreement and the holder is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and during the continuance of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Delivery of an executed counterpart of a signature page of this Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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ITT INC.,
an Indiana corporation
By:     /s/ Michael Savinelli
Name: Michael Savinelli
Title: Vice President, Chief Tax Officer,
Treasurer and Assistant Secretary

EXHIBIT B

[Form of Borrowing Request]

[Date]
U.S. Bank National Association
425 Walnut Street
8th Floor
Cincinnati, OH 45202
Attention: Kenneth R. Fieler, Vice President

U.S. Bank National Association
Three Bryant Park
New York, NY 10036
Attention: Andrew Armour, Vice President
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated April [__], 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ITT Inc., an Indiana corporation (the “Borrower”) and U.S. Bank National Association (the “Lender”). Capitalized terms used herein which are not defined herein are used as defined in the Credit Agreement.
1.    Pursuant to Section 5 of the Credit Agreement, the Borrower hereby gives notice of its intention to borrow the following Revolving Loans under the Credit Agreement (each, a “Borrowing”):
(A)     Date of the Borrowing (which is a Business Day) (the “Borrowing Date”) : ______________

(B)	Interest Type	Principal Amount	Interest Period
	[Adjusted LIBO Rate / Alternate Base Rate]	$___________	__month(s)
2.    The location and account to which funds are to be disbursed is the following:
Bank Name:    [____________]
ABA Routing Number:     [____________]
Account Number:    [____________]

Account Name:	[____________]
3.    The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and immediately after giving effect to the Borrowing requested hereby, (i) no Event of Default or Default has or shall have occurred and be continuing and (ii) the Incorporated Representations (other than Sections 3.05(b) and 3.06(a) of the Syndicated Credit Agreement incorporated hereto) are true and correct in all material respects (without duplication of any materiality qualifiers), in each case with the same effect as though such representations and warranties had been made on the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifiers) on and as of such earlier date).
4.    This Borrowing Request shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Borrower has duly executed this Borrowing Request as of the date and year first written above.
Very truly yours,

ITT INC.,
an Indiana corporation
By:
Name:
Title: